UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 1, 2010

BI-OPTIC VENTURES, INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-49685	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia St, #1518 Vancouver, British Columbia, Canada	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 689-2646

____________________________________________________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (02-08)

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Item 7.01   Regulation FD Disclosure.

a. Bi-Optic Ventures Inc. (the "Company") wishes to announce it has negotiated a non-brokered private placement of units for up to $800,000 in gross proceeds.  The financing will consist of up to 8,000,000 units (the "Units").  Each Unit will consist of one common share in the capital of the Company and one non-transferable share purchase warrant, offered at a price of $0.10 per Unit.  Each share purchase warrant forming a part of the Units will entitle the holder thereof to acquire one additional common share of the Company at a price of $0.15 per share at any time prior to the date that is 24 months from the date of issuance.  Net proceeds from the financing will be utilized to explore possible acquisitions and for general working capital purposes.  Finders fees may be payable in connection with the financing as permitted under the policies of the TSX Venture Exchange.

Refer to the press release in Exhibit 99.1 for additional information.

b. Bi-Optic Ventures Inc. (the "Company") wishes to correct the share purchase warrant terms for its non-brokered private placement as previously announced on March 1, 2010. The news release should have read that one share purchase warrant will entitle the holder thereof to acquire one additional common share of the Company at a price of $0.15 per share at any time prior to the date that is 12 months from the date of issuance and not 24 months. All other terms with respect to the private placement remains unchanged.

Refer to the press release in Exhibit 99.2 for additional information.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

    99.1.  Press Release; dated 3/1/2010

    99.2.  Press Release; dated 3/3/2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2010         Bi-Optic Ventures Inc.

                            (Registrant)

/s/ Harry Chew

(Signature)

(Harry Chew, President/CEO/CFO/Director)

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